SUBLEASE


     THIS SUBLEASE is made as of February 1, 2001, by and between Metron Integrated Health Systems, Inc., a Michigan corporation, of 3075 Orchard Vista
Drive, S.E. Grand Rapids, Michigan 49546, as sub-lessor ("LANDLORD"), and eZ Bancorp, Inc., 1093 Charlevoix Drive, Grand Ledge, MI 48837, as sub-lessee ("TENANT").

     IN CONSIDERATION of the mutual covenants contained in this Sublease and other good and valuable consideration, Landlord and Tenant agree as follows:

1.   SUBLEASED PREMISES; QUIET ENJOYMENT.

     (a) Landlord subleases to Tenant and Tenant subleases from Landlord certain office space in the building located at 3075 Orchard Vista Drive, S.E., Grand Rapids, Michigan, legally described on the attached Exhibit A ("Building"). The subleased premises contain approximately 2,258 Square feet of rentable space and are located in the area of the Building depicted on the attached Exhibit B ("Premises"). Landlord also grants to Tenant the nonexclusive right to use those portions of the Building available for common use by all tenants in the Building and not intended to be leased, such as parking areas, sidewalks, lobbies, stairwells, and interior corridors ("Common Areas"), subject to the following conditions: (i) the Common Areas may also be used by anyone else to whom Landlord has or may hereafter in its sole discretion grant the right to use them; (ii) Tenant shall make no use of the Common Areas which would interfere in any way with the use of the Common Areas by any other person; (iii) Landlord shall have the right from time to time in its sole discretion to close, repair, and modify the Common Areas, to change the location or character of them, and to adopt rules and regulations pertaining to them; provided, however; that none of the above shall unreasonably interfere with the operation of Tenant's business in the Premises; and (iv) Tenant and its employees shall park their vehicles only in those portions of the parking area designated for that purpose by Landlord.

     (b) Tenant shall have reasonable rights to display its name on the glass exterior door near Tenant's Premises at the rear of the Building. The design, size, and appearance of such signage shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld.

     (c) Landlord reserves the right to install, maintain, use, repair; and replace pipes, duct work, wires, and the like throughout the Premises. Landlord shall use reasonable efforts to make all such installations and perform all work related thereto so as to avoid unreasonable interference with or interruption of the business operations of Tenant.

     (d) If Tenant pays Rent (as defined below) as required under this Sublease and observes and performs all of the other terms, covenants, and conditions in this Sublease, Tenant may peaceably and quietly enjoy the Premises, free from disturbance by any one, claiming through or under Landlord, subject to the Master Lease.

2. SUBLEASE SUBORDINATE. This Sublease and the rights of Tenant under this Sublease shall at all times be subordinate to the terms of a certain Lease, dated February 10, 1995, between Landlord, as tenant, and B H Piersma Real Estate II, L.L.C. ("B H PIERSMA"), as landlord ("MASTER LEASE"). A copy of the Master Landlord Nondisturbance Agreement is attached as Exhibit C. In the event the terms of this Sublease conflict with the terms of the Master Lease, the terms of the Master Lease shall control. Notwithstanding the foregoing, Landlord warrants to Tenant that Landlord has the right to sublease the Premises.

3.    USE OF PREMISES.

     (a) Tenant shall use the Premises for general office purposes, specifically bank offices (subject to (b) below), but for no other purpose without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Tenant shall have access to the Premises twenty-four (24) hours per day, seven
(7) days per week.

     (b) Tenant shall not use the Premises, or permit the Premises to be used, in a manner that violates any applicable law, order, zoning or other ordinance, rule , or regulation of applicable authority, in a manner that may be dangerous, or in a manner that breaches the terms of the Master Lease. Tenant shall not commit any waste on the Premises, permit any objectionable noise or odor to escape from the Premises, or in any other manner permit anything to be done on the Premises tending to create a nuisance, to disturb others, or, in the opinion of Landlord, to injure the reputation of the Building.

4. TERM. The term of this Sublease shall begin on February 1, 2001 ("COMMENCEMENT DATE"), and shall expire at midnight on July 31, 2002 unless, sooner terminated as provided in this Sublease ("INITIAL TERM"). Landlord and Tenant acknowledge and agree that the Term (as defined below) shall terminate upon thirty (30) days' written notice from B H Piersma that the Master Lease has terminated or expired except as otherwise provided in the Master Landlord
Nondisturbance Agreement attached hereto. Provided no default shall have occurred under this Sublease, Tenant shall have the option to renew the Initial Term for one additional 6 month period ("RENEWAL TERM") on the same terms and conditions of this Sublease. If Tenant desires to exercise any such renewal option, it shall do so by giving Landlord written notice thereof not later than ninety days (90) prior to the expiration of the Initial Term. As used in this Sublease, the word "TERM" shall mean the Initial Term and the Renewal Term, unless the context clearly requires otherwise.

5.   RENT DURING INITIAL TERM.

     (a) Tenant shall pay Landlord, as base rent for the Premises ("Rent") during the Initial Term, a total of $47,250 Commencing on the first day of February 1, 2001, and continuing throughout the Initial Term. Tenant shall pay Rent in advance in equal monthly installments per rent schedule below on or before the fifteenth (15th) day of each calendar month at a location specified from time to time by Landlord in writing.

     (b) Any installment of Rent not received by Landlord on or before the fifth day following the date it is due shall incur a one-time late charge equal to five percent (5%) of the total amount outstanding and unpaid to Landlord ("LATE FEE"). In addition, Tenant shall pay to Landlord on demand interest on any such late installment at the lesser of twelve percent (18%) per annum or the highest interest rate to which Tenant could lawfully agree in writing ("DEFAULT RATE"). Landlord's acceptance of any Late Fee or interest shall not be deemed a waiver by Landlord of Tenant's breach under this s Sublease. Any payments received by Landlord under this Sublease shall be applied in the following order: first, to any Late Fee and interest charges; next, to any other sums due and payable by Tenant; then, to Rent.

6. RENT DURING RENEWAL TERM. Rent shall be per the rent schedule below for the renewal lease term.

       Period                             Rent/Sq. Ft.              Rent/Month
08-01-02 thru 01-31-03                     $13.95                   $ 2,625.00

7. SECURITY DEPOSIT. As security for Tenant's faithful performance of all of its obligations under this Sublease, Tenant has deposited with Landlord the sum of Two Thousand, Six Hundred and Twenty Five Dollars, ($2,625.00) ("SECURITY DEPOSIT"). The Security Deposit shall not bear interest. Landlord shall have the right (but not the obligation) to apply all or any part of the Security Deposit toward any amount Tenant has failed to pay to apply all or any part of the Security Deposit toward any amount Tenant has failed to pay under this Sublease on timely basis. If Landlord does apply the Security Deposit to any such amount, Tenant shall on demand replenish the Security Deposit to its initial amount set forth above. If Landlord assigns or in any other manner transfers its interests under this Sublease, Landlord shall have the right to deliver the Security Deposit to Landlord's transferee, and Landlord shall thereafter be released from all liability to Tenant for return of the Security Deposit.

8. TENANT'S POSSESSION. Landlord has agreed to make the following improvements to the Premises prior to February 1, 2001: repaint and patch walls and baseboard; move door on copy room; and install kitchen sink with sump pump and overhead drainage for liquid waste only. Except as otherwise stated in this Sublease, neither Landlord nor Landlord's agents have made any representations or promises regarding the physical condition of the Premises or and other portion of the Building.

9. UTILITIES AND SERVICES. Landlord shall provide the following utilities and services to the Premises, at Landlord's cost and expense: HVAC, light, power, sewer, gas, water, snow removal, janitorial and trash removal. Utilities services shall be available during normal business hours as well as after normal business hours and on weekends and holidays as reasonably required for Tenant's business purposes. Tenant shall arrange to have all other services provided to the Premises, specifically including, without limitation, telecommunications services, at Tenant's sole cost and expense and under accounts billed separately to and in the name of Tenant. Landlord shall have no liability to Tenant, through abatement of Rent or otherwise, for any interruption in the foregoing services to the Premises; provided, however, that if any such service is interrupted for a continuous period of forty-eight (48) hours or more, and such interruption is due to an act or omission on

Landlord's part, Base Rent shall abate at the rate of one-thirtieth (1/30) of the monthly installment of Base Rent for each day of such interruption.

10. REPAIRS, MAINTENANCE AND TAXES. Tenant shall, at its sole cost and expense, keep the Premises in a near, clean, and orderly condition. Landlord shall, at its cost and expense, maintain and repair the structural components of the Building, the Premises, and the common areas of the Building; provided, however, that Tenant shall reimburse Landlord on demand for Landlord's costs and expenses of such repairs arising from Tenant's and Tenant's agents', employees', licensees', and invitees' acts or omissions on the Premises, together with interest at the Default Rate on any amount not paid within 10 days after notice and demand therefor is given by Landlord. Landlord shall have reasonable access to the Premises to conduct such maintenance and repairs. Tenant shall pay when due any personal property taxes assessed against its property on the Premises.

11.  ALTERATIONS; RETURN OF PREMISES.

     (a) Tenant shall not, without the prior written consent of Landlord, which Landlord may withhold in its sole discretion, make any alterations, improvements, additions, or physical changes to the Premises ("Alterations"). All Alterations installed on the Premises shall, at Landlord's election, become and remain the property of Landlord. Unless Landlord otherwise directs in writing at the termination or expiration of this Sublease, Tenant shall not remove from the Premises any approved Alterations made or installed by Tenant on the Premises (except removal of equipment and trade fixtures). Tenant shall construct and install all Alterations through contractors and subcontractors approved by Landlord in writing , and Tenant shall provide to Landlord proof of insurance, in form and substance reasonably acceptable to Landlord, prior to the commencement by Tenant of any Alterations on the Premises. In no event shall Tenant allow any mechanic's or materialmen's liens to attach to the Building or the Premises and shall promptly discharge of record any such lien. Tenant shall perform all Alterations according to plans and specifications approved by Landlord in writing, and Tenant shall not deviate from such plans without Landlord's prior written consent, which Landlord may withhold in its sole discretion.

     (b) Upon the expiration or termination of this Sublease, whether by lapse of time, by operation of law, or pursuant to the provisions of this Sublease, Tenant shall:

               (i) Restore the Premises to their condition at the beginning of the Term (except for Landlord's Work and Tenant's Work and other than as contemplated in the preceding Subparagraph), ordinary wear and tear excepted, remove all of its personal property and trade fixtures from the Premises, and repair any damage caused by such removal; and

              (ii) Peacefully surrender possession of the Premises to Landlord.

     (c) If Tenant shall fail or refuse to so restore the Premises, Landlord may do so and recover its costs for so doing from Tenant, together with interest at the Default Rate. If Tenant shall fail or refuse to comply with Tenant's duty to remove all personal property and trade fixtures from the Premises upon the expiration or termination of this Sublease, Landlord may, at its election: (i) treat such failure or refusal as an offer by Tenant to transfer title to such property to Landlord, in which event the title thereto shall pass under this Sublease as a bill of sale; or (ii) treat such failure or refusal as conclusive evidence, on which Landlord shall be entitled to rely absolutely, that Tenant has forever abandoned such property. In either event, Landlord may, with or without accepting title thereto, keep or remove, store, destroy, discard, or otherwise dispose of all or any part of such property in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or be charged with the duties of a bailee of any property of Tenant. The failure of Tenant to remove any property from the Premises shall forever bar Tenant from bringing any action or asserting any liability against Landlord with respect to any property which Tenant fails to remove.

12.  RISK OF LOSS.

     (a) Landlord shall, at its cost and expense, insure the Building, including the Premises, against such losses, and with such insurance carriers, as are reasonably acceptable to Landlord. Tenant shall, at its sole cost and expense, maintain insurance for damage to or loss of its property on the Premises in an amount at least equal to the replacement value of such property. Tenant shall also, at its sole cost and expense, maintain workers' compensation insurance covering all of its employees to at least the statutory limit set forth under Michigan law and a policy of general public liability insurance in an amount at least equal to One Million Dollars ($1,000,000) for damage to property, One Million Dollars ($1,000,000) for damage to any one person, and Two Million Dollars ($2,000,000) for damage resulting from any one occurrence. Such policy of general public liability insurance shall be an "occurrence-based" policy, not a "claims made-base" policy, shall name Landlord and B H Piersma as an additional insured as their interests may appear and shall be underwritten by a carrier and on such terms and conditions as Landlord shall approve in writing. Each insurance policy required under this Paragraph shall provide by endorsement or otherwise that such insurance may not be canceled, terminated, amended, or modified for any reason whatsoever, except upon thirty (30) days' prior written notice to Landlord and that the insurer waives all rights of subrogation against Landlord and B H Piersma. Tenant shall deliver to Landlord either duplicate originals of such policies or certificates evidencing such insurance coverage, together with evidence of payment of such policies.

     (b) Tenant releases Landlord and B H Piersma from any and all liability for loss of damage, including, without limitation, attorney fees, related in any manner to this Sublease and Tenant's use of the Premises and the Building to the extent covered by insurance carried or required to be carried under this Sublease. Tenant agrees to indemnify and hold harmless Landlord and B H Piersma from and against any claim, demand, judgment, loss or liability of any kind, including, without limitation, attorney fees, arising out of: (i) Tenant's use or occupancy of the Premises and the Building, other than damage or loss caused by the negligence of Landlord; (ii) any breach of any covenant or condition of this Lease by Tenant, any subtenant of Tenant, or any of their respective agents, employees, invitees, or licensees; and (iii) the carelessness, negligence, or improper conduct of Tenant, any subtenant of Tenant, or any of their respective agents, employees, invitees, or licensees. If any action or proceeding is brought against Landlord or B H Piersma by reason of any such claim, Tenant shall, upon written notice from Landlord, and at Tenant's sole cost and expense, resist or defend such claim or proceeding by counsel approved by Landlord in writing. Such approval shall not be unreasonably withheld. The provisions of this Subparagraph shall survive the expiration of termination of this Sublease.

13.  DESTRUCTION OF THE PREMISES.

     (a) Subject to the provisions of Subsection 13(b) below, if the Premises shall be rendered untenantable by fire or other casualty, Landlord shall, at its option and to the extent of available insurance proceeds, restore the Premises and make then tenantable as soon as possible. Except in the case of damage caused by Tenant, any subtenant of Tenant, or any of their respective agents, employees, licensees, or invitees, Rent shall abate during the period of untenantability in proportion to the area of the Premises rendered untenantable. All such restoration shall be completed within ninety (90) days of the date of the casualty or Tenant shall, as its sole remedy, be entitled to terminate this Sublease.

     (b) If more than 40% of the Premises shall be destroyed by fire or other casualty, then Landlord or Tenant may terminate this Sublease by giving the other written notice of such termination within thirty (30) days after the date of such damage. Rent shall be prorated to the day of such termination.

     (c) Tenant shall immediately notify Landlord of the occurrence of a fire or other casualty at the Premises or the Building, and Tenant shall, at its sole cost and expense, restore or replace its personal property, fixtures, and Tenant improvements on the Premises (unless Landlord or Tenant terminates this Sublease as provided above).

14. ASSIGNMENT AND SUBLETTING. Tenant shall not, by operation of law or otherwise, assign or further sublet the Premises without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Any purported assignment or subletting by Tenant without the prior written consent of Landlord shall be void. Notwithstanding the foregoing, Tenant may assign this Sublease to any entity controlled by, in control of, or under common control with, Tenant, subject only to Landlord's consent to the specific use of the Premises by Tenant (if the use is other than for telemarketing purposes). Such assignment shall not relieve Tenant of its obligations under this Sublease, and Tenant's assignee shall be bound by all of the terms and conditions of this Sublease to the same extent as Tenant.

15. CONDEMNATION. If the entire Building is appropriated or condemned during the Term by any competent authority, whether by eminent domain or otherwise, this Sublease shall terminate when Tenant can no longer use the Premises to conduct its business, when the appropriating or condemning authority acquires possession of the Premises, or when legal title to the Premises vests in the appropriating or condemning authority, whichever shall first occur. Except as provided in the Master Lease, Landlord shall be entitled to receive the entire condemnation award without any deduction for any estate or interest vested by this Sublease in Tenant. Tenant shall have a right to receive from the condemning authority only that portion of any condemnation award made expressly to Tenant for loss or interruption of its business or for relocation expenses.

     If a portion of the Building or the Premises is appropriated or condemned during the Term by any competent authority, whether by eminent domain or otherwise, and if the taking substantially interferes with Tenant's use or enjoyment of the Premises, either Landlord or Tenant may terminate this Sublease by written notice to the other within sixty (60) days after the date on which the appropriating or condemning authority acquires possession of the property taken. If Landlord or Tenant do not so terminate this Sublease, Rent shall not abate and the condemnation award shall be paid as provided in the immediately preceding Paragraph.

16. HOLDING OVER. Any holding over by Tenant or any subtenant of Tenant of any portion of the Premises beyond the expiration or termination of the Term shall, at the option of Landlord, extend this Sublease on a month-to-month basis only on the same terms and conditions of this Sublease, except that Base Rent shall be twice the monthly Base Rent in effect immediately prior to such holding over. The provisions of this Paragraph shall not operate as a waiver by Landlord of any right it might otherwise have against Tenant.

17. RIGHT TO ENCUMBER. Landlord reserves the right to subject and subordinate this Sublease at any time to the lien of any mortgage, security agreement, ground lease, or other interest in the Building or the Premises (in addition to the Master Lease) now or in the future placed upon Landlord's interest in the Building or the Premises. Tenant agrees to execute any document reasonably necessary or convenient to evidence such subordination, including, without limitation, Tenant estopped-certificates, and Tenant agrees to attorn to any mortgagee or other secured party of Landlord on the same terms and conditions of this Lease. If Landlord defaults in making payments under any such mortgage, security agreement, or other interest in the Building or the Premises, Tenant shall be entitled to make its rental payment under this Sublease to such mortgagee or secured party, and any such payment shall discharge Tenant's rental obligation to the extent of such payment. In the event Tenant executes any subordination agreement, estoppel certificate, or attornment agreement under this Paragraph, Landlord agrees to use its best efforts to obtain a non-disturbance agreement from the holder of the mortgage or to use its best efforts to obtain a non-disturbance agreement from the holder of the mortgage or security agreement to which Tenant Subordinates its leasehold interests.

18. DEFAULT AND REMEDIES. Landlord may, in its sole discretion, deem the following events to be defaults or breaches by Tenant under this Sublease:

     (a) Tenant's failure to make any payment of any Rent when due, which failure is not cured within five (5) days following notice thereof;

     (b) Tenant's failure to perform any other covenant or condition which Tenant is required to observe and perform under this Sublease for a period of fifteen (15) days following written notice of such failure; provided, however, that if such non-monetary default cannot reasonably be curred within such 15-day period, then, provided Tenant shall have commenced the cure of such default shall be extended for so long as Tenant is diligently proceeding to cure such default.

     (c) The levy against the interests of Tenant in this Sublease by execution or other legal process;

     (d) The filing of any petition by or against Tenant in a court of bankruptcy, a declaration that Tenant is insolvent according to law, or an assignment for the benefit of creditors or petition to enter into such an arrangement;

     (e) Tenant's abandonment or vacation of the Premises during the Term;

     (f) The dissolution or legal incompetency of Tenant; and

     (g) The unauthorized assignment or transfer of any interest of Tenant under this Sublease.

Upon the occurrence of a default, Landlord may, at its option, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies (which shall be deemed cumulative of on another), in addition to all other rights and remedies provided at law or in equity:

             (i) Termination of this Sublease, repossession of the Premises, and immediate recovery, as liquidated damages and in lieu of any further deficiencies, of the total amount due to be paid by Tenant during the balance of the Term, less the fair rental value of the Premises for said period, together with any other sum of money owed by Tenant to Landlord.

             (ii) Termination of Tenant's right of possession and repossession of the Premises without demand or notice of any kind to Tenant and without terminating this Sublease, in which case Landlord may, but need not, relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord. For the purposes of such reletting, Landlord may make such repairs, alterations, additions, or physical changes in or to the Premises as may be necessary or convenient. If Landlord shall fail or refuse to relet the Premises, then Tenant shall pay to Landlord as damages the total amount due to be paid by Tenant during the balance of the Term. If Landlord relets the Premises and does not realize a sufficient sum from the reletting after paying all costs and expenses of such repairs, alterations, additions, or physical changes and the expense of such reletting and the collection of rent occurring therefrom, to satisfy Rent herein provided to be paid during the remainder of the Term, Tenant shall satisfy and pay any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Subparagraph from time to time and that any suit or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not reduced to judgment in favor of Landlord.

              (iii) Specific performance of Tenant's obligations.

              (iv) Payment or performance of the delinquent obligation on behalf of Tenant, in which case Tenant shall reimburse Landlord on demand for all costs and expenses, including, without limitation, attorney fees, incurred by Landlord in so curing Tenant's breach, together with interest at the Default Rate.

19.  BANKRUPTCY.

     (a) Notwithstanding any other provisions contained in this lease, in the event (a) Tenant or its accessors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.

     (b) If, following the filing of a petition by or against Tenant in a bankruptcy court, Landlord shall not be permitted to terminate this Sublease as provided above because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended, then Tenant (including Tenant as Debtor-in-Possession) or any trustee for Tenant agrees to promptly, but no later than fifteen (15) days after petition by Landlord to the bankruptcy court, assume or reject this Sublease, and Tenant agrees not to seek or request any extension or adjournment of any petition to assume or reject this Sublease by Landlord with such court. Tenant's , or the trustee's, failure to assume this Sublease within said fifteen (15) day period shall be deemed a rejection. Landlord shall thereupon immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Sublease shall be terminated, except that Landlord's right to damages for Tenant's default shall survive such termination.

     (c) Tenant or any trustee for Tenant may only assume this Sublease if: (i) it cures or provides adequate assurance that the trustee will promptly cure any default hereunder; (ii) it compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's default; and (iii) it provides adequate assurance of future performance under this Sublease by Tenant. In no event after Tenant or any trustee for Tenant assumes this Sublease shall any then existing default remain uncured for a period in excess of ten (10) days. Adequate assurance of future performance of this Sublease shall include, without limitation, adequate assurance: (i) of the source of Rent required to be paid by Tenant hereunder; and (ii) that assumption or permitted assignment of this Lease will not breach any provision hereunder.

20. NO WAIVER. The failure of Landlord or Tenant to enforce any covenant or condition of this Sublease shall not be deemed a waiver thereof or of the right of Landlord or

Tenant to enforce each and every covenant and condition of this Sublease. No provision of this Sublease shall be deemed to have been waived unless such waiver shall be in writing and signed by the person against whom the waiver is claimed.

21. EXPENSE OF ENFORCEMENT. The losing party shall reimburse the winning party for all costs and expenses, including, without limitation, reasonable attorney fees, incurred by the winning party in enforcing any provision of this Sublease.

22. ACCESS TO PREMISES BY LANDLORD. Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting them, preventing waste, loss, or destruction, and enforcing any of its rights or powers under this Sublease, or making such repairs or alterations as it is obligated to make under this Sublease. Landlord shall be neither liable nor responsible for any loss to Tenant or Tenant's business which may occur by reason of such entry, other than such loss resulting from Landlord's negligence or the negligence of its employees, contractors or subcontractors. Throughout the term, Landlord shall have the right to enter the Premises at reasonable hours on reasonable notice for the purpose of showing them to prospective purchasers or mortgagees, and during the last six (6) months of the Term, to prospective tenants provided such entry does not unreasonably interfere with Tenant's business operations. If Tenant is not present to open and permit entry into the Premises, Landlord or Landlord's agents may enter the same whenever such entry may be reasonably necessary or permissible by master key (or in emergencies, forcibly). Any such entry shall not affect the obligations of Tenant under this Sublease.

23. SUCCESSORS AND ASSIGNS. This Sublease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns.

24. CHOICE OF LAW. This Sublease shall be governed by and interpreted according to the laws of the State of Michigan, without giving effect to principles of conflicts of laws. If any provision in this Sublease is held invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions of this Sublease, which shall be enforceable to the fullest extent permitted by law.

25. MISCELLANEOUS. This Sublease contains the entire agreement and understanding of Landlord and Tenant with respect to the subject matter of this Sublease and may be modified only by a writing signed by both Landlord and Tenant. This Sublease supersedes and replaces any and all prior agreements, whether oral or written, between Landlord and Tenant with respect to the subject matter of this Sublease.

26. NOTICES. Any notice required or permitted by this Sublease shall be delivered personally, by recognized overnight delivery service, by facsimile transmission, or sent by certified mail, postage prepaid, addressed to Landlord or Tenant at their respective addresses set forth on the first page of this Sublease with copies as follows:

TO LANDLORD
-----------
Warner Norcross & Judd LLP                 Daniel F. Governile
900 Old Kent Building                      c/o Metron Integrated Health Systems
111 Lyon Street, NW                 and    3075 Orchard Vista Dr., SE, Suite 100
Grand Rapids, Michigan 49503               Grand Rapids, MI 49546
Attention:  Stephen R. Kretschman

Bancorp, Inc
1093 Charlevoix Drive
Grand Ledge, MI 48837

A notice will be deemed received on the date it is personally delivered, the date facsimile transmission is confirmed, on the day following the date it is sent by overnight delivery service or on the third day following the date it is placed in certified mail, as the case may be.

27. COVENANTS AND CONDITIONS. All covenants and conditions contained in this Sublease are independent of one another. All of the covenants of Tenant contained in this Sublease shall, at the option of Landlord, be construed as both covenants and conditions.

28. SALE OR TRANSFER OF BUILDING. Upon any assignment of this Sublease or other transfer of the Premises by Landlord (excluding purchase of the Premises by Landlord), Landlord shall be relieved of any subsequent obligations and liabilities under this Sublease.

29. COMPLIANCE WITH LAWS. Landlord represents that, to its actual knowledge, the Building and the Premises currently comply with all state, federal and local ordinances and regulations and that it has no actual knowledge of the current presence of any asbestos in the Premises.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Sublease as of the day and year first written above.


                        METRON INTEGRATED HEALTH SYSTEMS



                        By_______________________________________


                        Its________________________________________

                                                         "Landlord"







                        eZ BANCORP, INC.


                        By_________________________________________



                        Its__________________________________________


                                                            "Tenant"






Pursuant to Section 8(c) of the above Sublease, Landlord hereby grants Tenant permission to take possession of the Premises on February 1, 2001. .


                        METRON INTEGRATED HEALTH SYSTEMS



                        By___________________________________________

                        Its____________________________________________

                                    EXHIBIT A
                                    ---------


That part of Lots 24 and 25, Foremost Centennial Park No. 2, part of the NW 1/4,
Section 17, T6N, R10W, Cascade Township, Kent County, Michigan, as recorded in Liber 76 of Plats, Pages 13, 14 and 15, beginning at the most Easterly corner of Lot 25; thence S 27 degrees 00 minutes W 516,85 feet to the most Southerly corner of Lot 25; thence Northwesterly 374.21 feet along the Northeasterly R,O.W. line of Highway I-96 on a 5626.58 foot radius curve to the right, the chord of which bears N57 degrees 37 minutes 04 seconds W 374.14 feet; thence N 27 degrees 00 minutes E 157.90 feet; thence Northeasterly 245.47 feet along a
175.00 foot radius curve to the right, the chord of which bears N 36 degrees 14 minutes E 225.84 feet; thence N56 degrees 00 minutes E 187.90 feet along the Northerly line of Lot 25 to the most Northerly corner of Lot 25; thence Southeasterly 255.94 feet along the Southwesterly line of Orchard Vista Drive (86 feet wide) on a 505.67 foot radius curve to the left, the chord of which bears S 48 degrees 30 Minutes E 253.22 feet to the place of beginning.

     Together with an easement and right of way in which to construct, operate, maintain, repair and/or replace drains, sewers and water lines, described as follows:

     That part of Lot 25,  Foremost  Centennial  Park No. 2, part of the NW 1/4,
     Section 17, T6N, R10W, Cascade Township, Kent County, Michigan, described as: Beginning at the Northwesterly line of Lot 25, which is N 56 degrees 00 minutes E 132.60 feet from the most Westerly corner of Lot 25, thence N 56 degrees 00 minutes E 26.55 feet; thence N 82 degrees 35 minutes E 78.64 feet; thence Southerly 53.00 feet on a 175 foot radius curve to the left, the chord of which bears S 4 degree 43 minutes 30 seconds W 52.80 feet; thence S 27 degrees 00 minutes W 12.55 feet, thence N 55 degrees 40 minutes W 97.95 feet to the place of beginning.

                                   EXHIBIT B











[Picture of the building where the subleased premises are located appears here]

                                    EXHIBIT C


                    MASTER LANDLORD NONDISTURBANCE AGREEMENT

     B H PIERSMA REAL ESTATE II, L.L.C., a Michigan limited liability company, of 6585 Belding Road, Rockford, Michigan 49341 ("B H Piersma") consents to the Sublease between Metron Integrated Health Systems and Bancorp, Inc., a copy of which is attached hereto and agrees that, notwithstanding anything in the Master Lease or Sublease to the contrary, in the event that Landlord defaults under the Master Lease and so long as Tenant is not in default under the terms of the Sublease, B H Piersma agrees to recognize the leasehold interest of Tenant under the Sublease, and permit Tenant to occupy the Premises in accordance with the terms of the Sublease, without disturbance.


     Dated:________________________,2001    B H Piersma Real Estate II, L. L. C.


                                            By___________________________

                                                Its Authorized Member